Exhibit 21.1

LIST OF SUBSIDIARIES

1.             On Stage Productions, Inc., a Nevada corporation

2.             On Stage Events, Inc., a Nevada corporation

3.             On Stage Casino Entertainment, Inc., a Nevada corporation

4.             On Stage Merchandise, Inc., a Nevada corporation

5.             On Stage Theaters, Inc., a Nevada corporation*

6.             Fort Liberty, Inc., a Nevada corporation

7.             On Stage Theaters Surfside Beach, Inc., a Nevada corporation

8.             Blazing Piano’s, Inc., a Nevada corporation

9.             King Henry’s, Inc., a Nevada corporation

10.           Legends in Concert, Inc., a Nevada corporation

11.           On Stage Marketing, Inc., a Nevada corporation

12.           Wild Bills California, Inc., a Nevada corporation

13.           On Stage Theaters North Myrtle Beach, Inc., a Nevada corporation

14.           On Stage Theaters Branson, LLC, a Nevada limited liability company

15.           Branson On Stage, LLC, a Nevada limited liability company

16.           Country Tonite Branson, LLC, a Nevada limited liability company

17.           Legends in Concert Hawaii, LLC, a Nevada limited liability company

*On Stage Theaters, Inc. does business as On Stage Dinner Theaters, Inc. in California.